As filed with the SEC on May 30, 2019

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	73-075007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5402 South 122nd East Avenue
Tulsa, Oklahoma 74146
(918) 622-4522

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Educational Development Corporation 2019 Long-Term Incentive Plan

Educational Development Corporation Employee 401(K) Plan

(Full titles of plans)

Dan E. O’Keefe
Chief Financial Officer and Corporate Secretary
5402 South 122nd East Avenue
Tulsa, Oklahoma 74146
(918) 622-4522

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jordan B. Edwards GABLEGOTWALS 100 West Fifth Street, Suite 1100 Tulsa, Oklahoma 74103 (918) 595-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common stock, par value $0.20 per share	600,000	(3)	$8.06	$4,836,000	$586.12
Common stock, par value $0.20 per share	200,000	(4)	$8.06	$1,612,000	$195.38
Total					$781.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also shall cover any additional shares of Educational Development Corporation common stock, par value $0.20 per share, in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2)

Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(c) and 457(h)(1) of the Securities Act based upon the average of the high and low prices of Educational Development Corporation’s common stock, par value $0.20 per share, on May 23, 2019, as reported by the NASDAQ Stock Market, LLC.

(3)	Relates to Educational Development Corporation common stock, par value $0.20 per share, to be issued pursuant to the Educational Development Corporation 2019 Long-Term Incentive Plan.

(4)	Relates to Educational Development Corporation common stock, par value $0.20 per share, to be issued pursuant to the Educational Development Corporation Employee 401(k) Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Educational Development Corporation, a Delaware corporation (the “Company”), relating to 600,000 shares of its common stock, par value $0.20 per share (the “Common Stock”), that will be issuable pursuant to the Educational Development Corporation 2019 Long-Term Incentive Plan (the “LTI Plan”) to eligible employees of the Company, and that will be issuable pursuant to the LTI Plan awards. This Registration Statement also relates an additional 200,000 shares of the Common Stock, that will be issuable pursuant to the Educational Development Corporation Employee 401(k) Plan (the “401(k) Plan” and, together with the LTI Plan, the “Plans”) to eligible employees of the Company.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the SEC pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2019 (File No. 0-04957);

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Form 10-K referred to in (a) above; and

(c)

The description of our Common Stock contained in the Registration Statement on Form 10 (Commission File No. 0-04957) filed pursuant to the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Named Experts and Counsel.

Our restated certificate of incorporation, as amended, provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law, as amended (“DGCL”), or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

The Company currently maintains policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit No.	Description
**4.1	Restated Certificate of Incorporation of Educational Development Corporation, dated April 26, 1968, as amended.

*4.2	By-Laws of Educational Development Corporation, as amended are incorporated herein by reference to Exhibit 20.2 to Form 10-K for fiscal year ended February 28, 1981 (File no. 0-04957).

4.3	2019 Long-Term Incentive Plan (incorporated by reference to Appendix A to Educational Development Corporation’s definitive proxy statement on Schedule 14A filed on June 21, 2018 (File No. 0-04957)).

**4.4	Educational Development Corporation Employee 401(k) Plan.

**5.1	Opinion of GABLEGOTWALS.

23.1	Consent of GABLEGOTWALS (included in Exhibit 5.1).

**23.2	Consent of HoganTaylor LLP.

24.1	Powers of Attorney (included on signature page).

*Paper filing

**Filed herewith

In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or a determination letter contemplated under Item 601(5)(ii) of Regulation S-K, the registrant hereby undertakes that it will submit or has submitted the Educational Development Corporation 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9.     Undertakings.

(a)     The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Company hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Educational Development Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 30, 2019.

EDUCATIONAL DEVELOPMENT CORPORATION
By:	/s/ Dan E. O’Keefe
Name:	Dan E. O’Keefe
Title:	Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes Dan E. O’Keefe and Randall W. White, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this registration statement, including post effective amendments, and to do any and all acts they or either of them determines may be necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of May, 2019.

Signature	Title

/s/ Randall W. White	Chairman of the Board, President and Director
Randall W. White	(Principal Executive Officer)

/s/ John A. Clerico	Director
John A. Clerico

/s/ Ronald McDaniel	Director
Ronald McDaniel

/s/ Dr. Kara Gae Neal	Director
Dr. Kara Gae Neal

/s/ Betsy Richert	Director
Betsy Richert

/s/ Dan E. O’Keefe	Chief Financial Officer and Corporate Secretary
Dan E. O’Keefe	(Principal Financial and Accounting Officer)

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